AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998



              		SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549


                          		FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 1998


                  ERP OPERATING LIMITED PARTNERSHIP
              (Exact Name of Registrant as Specified in Charter)



MARYLAND                      0-24920                  36-3894853
(State or other         (Commission File Number)    (IRS  Employer
Jurisdiction of                                     Identification No.)
Incorporation)

         TWO NORTH RIVERSIDE PLAZA, SUITE 400, CHICAGO, ILLINOIS 60606
               (Address of Principal Executive Office)   (Zip Code)


    Registrant's telephone number, including area code:  (312) 474-1300



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On August 27, 1997, Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP") and ERP Operating Limited Partnership, an Illinois limited partnership ("ERP") entered into that certain Asset Contribution Agreement dated August 27, 1997. On September 22, 1998 EWRLP contributed, effective as of June 30, 1998, all of its assets, subject to certain specified exceptions as provided in the Asset Contribution Agreement, to ERP in exchange for 6,216,949 ERP Units and the assumption by ERP of the liabilities of EWRLP other than the liabilities of EWRLP related to the assets retained by EWRLP. EWRLP transferred the 6,216,949 ERP Units received by it to seven EWRLP limited partners in full redemption of their interests in EWRLP and to ERP and EQR in partial redemption of their interest in EWRLP. The ERP Units transferred to ERP were cancelled. Thereafter, on September 22, 1998, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR") contributed, effective as of June 30, 1998, 5,155,985 of the remaining 5,155,990 EWRLP Units it owned to ERP, including its interest as a general partner of EWRLP, in exchange for 5,155,985 ERP Units. As a result of the foregoing transfers, ERP owns 99.99% of the outstanding EWRLP Units.

ITEM 7.   FINANCIAL   INFORMATION,  PRO  FORMA  FINANCIAL  INFORMATION  AND
EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Not applicable as financial statements have been previously reported.

     (B)  PRO FORMA FINANCIAL INFORMATION

          Not applicable as the pro forma financial statements have been previously reported.


     (C)  EXHIBITS

     2.1 Asset Contribution Agreement, dated August 27, 1997, by and between ERP Operating Limited Partnership and Evans Withycombe Residential, L.P. (incorporated by reference to Appendix A of ERP's Consent Solicitation/Prospectus/Information Statement dated November 24, 1997 relating to the consent solicitation of EWRLP's limited partners and the information statement furnished to ERP's limited partners which was part of ERP's registration statement on Form S-4 (SEC File No. 333-36053)).

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ERP OPERATING LIMITED PARTNERSHIP


By:  EQUITY RESIDENTIAL PROPERTIES
     TRUST, its General Partner


By:     /S/ BRUCE C. STROHM
Name:	  BRUCE C. STROHM
Its:EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL


     Dated: September 22, 1998